Exhibit 99.1

April 27, 2022	Investor Contact:
Aaron Musgrave
Senior Director, Investor Relations
856-955-4029
aaron.musgrave@amwater.com

Media Contact:
Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com
AMERICAN WATER REPORTS STRONG FIRST QUARTER 2022 RESULTS
AFFIRMS 2022 EARNINGS GUIDANCE AND LONG-TERM TARGETS

•First quarter 2022 diluted earnings of $0.87 per share, compared to $0.73 per share in 2021, a 19% increase
•2022 earnings guidance range of $4.39 to $4.49 per share affirmed; long-term targets also affirmed
•Invested $437 million in the first three months of the year and added approximately 5,500 customer connections year-to-date through closed acquisitions and organic growth; capital plan on track to invest approximately $2.5 billion in 2022
CAMDEN, N.J., April 27, 2022 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended March 31, 2022, of $0.87 per share, compared to $0.73 per share in 2021.
“The company delivered a strong first quarter, continuing the Company’s solid performance and consistent execution of our strategies,” said Susan Hardwick, president, CEO, and CFO of American Water.
“In the first three months of 2022, we invested $437 million in the regulated business with the majority dedicated to needed infrastructure improvements to better serve our customers as we begin to accelerate our investment spending made possible by the sale of Homeowner Services in late 2021,” said Hardwick. “We also look forward to welcoming additional customers through pending acquisitions in 2022, including the wastewater system in York, in the second quarter, as that acquisition was recently approved by the Pennsylvania Public Utility Commission.”
2022 Earnings Guidance and Long-Term Financial Targets Affirmed
The Company affirms its 2022 earnings per share guidance range of $4.39 to $4.49. The Company also affirms its long-term financial targets for the 2022-2026 period announced in Nov. 2021, including its long-term EPS compound annual growth rate target range of 7-9% and its long-term dividend growth expectation at the high end of a 7-10% range. The Company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly, and current reports filed with the Securities and Exchange Commission (“SEC”).

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Consolidated Results
For the three months ended March 31, 2022, earnings were $0.87 per share, compared to $0.73 per share in the same period in 2021. This increase was primarily driven by increased revenues from the continued growth in infrastructure investment in the Regulated Businesses. Also, included in 2022 results is $0.06 per share from interest income earned on the seller note and income earned on revenue share agreements from the sale of Homeowner Services in 2021.
The Company is on track with its capital investment plan for the first three months of 2022 with investments of $437 million, including $430 million for infrastructure improvements in the Regulated Businesses. The Company plans to invest a total of approximately $2.5 billion across its footprint in 2022.
Regulated Businesses
For the first three months of 2022, Regulated Businesses’ net income was $160 million, compared to $135 million for the same period in 2021.
Operating revenues increased $46 million in the first quarter of 2022 as compared to 2021 when excluding revenues contributed by the Company’s New York subsidiary in 2021. The increase in operating revenues was primarily a result of authorized revenue increases resulting from completed general rate cases and infrastructure proceedings to recover incremental capital and acquisition investments.
To date, the Company has been authorized additional annualized revenues, excluding agreed to reductions for EADIT, of approximately $48 million from general rate cases in 2022. In addition, approximately $31 million of additional annualized revenues from infrastructure surcharges have been authorized and are effective in 2022. The Company has general rate cases in progress in five jurisdictions and has filed for infrastructure surcharges in two jurisdictions, reflecting a total annualized revenue request of approximately $220 million.
Operations and maintenance expense was higher by $8 million in the first quarter of 2022 as compared to 2021, when excluding impacts of the New York subsidiary in 2021, primarily due to increases in production costs from some inflationary pressure on chemicals and energy prices, while depreciation was higher by $8 million due to the growing capital investment.
First quarter 2021 results included revenues of $23 million and operating expenses of $25 million for the Company’s New York subsidiary that was sold on January 1, 2022.
For the 12-month period ended March 31, 2022, the Company’s adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) was 33.9%, a decrease from 34.1% for the 12-month period ended March 31, 2021. The ratio reflects the continued focus on operating costs, as well as an increase in operating revenues for the Regulated Businesses after considering the adjustment for the amortization of the EADIT shown below.
Market-Based Businesses and Other
For the first three months of 2022 and 2021, the net loss in Market-Based Businesses and Other was $2 million.
Dividends
On March 1, 2022, the Company paid a quarterly cash dividend of $0.6025 per share to shareholders of record as of February 8, 2022.
On April 27, 2022, the Company’s Board of Directors declared a quarterly cash dividend payment of $0.6550 per share, an 8.7% increase over the prior quarterly dividend, payable on June 1, 2022 to shareholders of record as of May 10, 2022.
Non-GAAP Financial Measures
This press release includes a presentation of adjusted regulated O&M efficiency ratio, a “non-GAAP financial measure” under SEC rules, which excludes from its calculation estimated purchased water revenues and purchased water expenses, reductions for the amortization of EADIT, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. These items were excluded from the O&M efficiency ratio calculation as they do not reflect management’s ability to increase the efficiency of the Regulated Businesses. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the Company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, any GAAP measure.

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Management evaluates its operating performance using this ratio and believes that this non-GAAP financial measure is useful to the Company’s investors because it directly measures improvement in the operating performance and efficiency of the Company’s Regulated Businesses. The Company’s adjusted regulated O&M efficiency ratio (i) is not an accounting measure that is based on GAAP; (ii) is not based on a standard, objective industry definition or method of calculation; (iii) may not be comparable to other companies’ operating measures; and (iv) should not be used in place of the GAAP information provided elsewhere in this press release.
Set forth in this release is a table that calculates the Company’s adjusted regulated O&M efficiency ratio and reconciles each of the components used to calculate this ratio to the most directly comparable GAAP financial measure.
First Quarter 2022 Earnings Conference Call
The first quarter 2022 earnings conference call will take place on Thursday, April 28, 2022, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast through a link on the Company’s Investor Relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online in advance at ir.amwater.com. The Company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, a replay of the audio webcast will be available for one year on American Water’s investor relations website at ir.amwater.com/events.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly traded water and wastewater utility company. The Company employs approximately 6,400 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 14 million people in 24 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Throughout this press release, unless the context otherwise requires, references to the “Company” and “American Water” mean American Water Works Company, Inc. and all of its subsidiaries, taken together as a whole.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2022 earnings guidance, the Company’s long-term financial, growth and dividend targets, future capital needs, the ability to achieve the Company’s strategies and goals, including with respect to its ESG focus and related to the sale of HOS, the Company’s receipt of contingent consideration, the repayment of the seller note and the redeployment of the net proceeds from its divestitures, the outcome of the Company’s pending acquisition activity, the amount and allocation of projected capital expenditures, the closing of the acquisition of the York, Pennsylvania wastewater system, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “likely,” “uncertain,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates and regulatory responses to the COVID-19 pandemic; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts, impacts of the COVID-19 pandemic, or otherwise; a loss of one or more large industrial or commercial customers due to adverse economic conditions, the COVID-19 pandemic, or other factors; limitations on the availability of the Company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; changes in laws, governmental regulations and policies, including with respect to the environment, health and safety, water quality and water quality accountability, contaminants of emerging concern, public utility

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and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; the Company’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulation and policies with respect to data and consumer privacy, security and protection; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics (including COVID-19) and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the Company’s aging infrastructure, and its ability to appropriately improve the resiliency of, or maintain and replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the Company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means; the Company’s ability to obtain permits and other approvals for projects and construction of various water and wastewater facilities; changes in the Company’s capital requirements; the Company’s ability to control operating expenses and to achieve operating efficiencies; the intentional or unintentional actions of a third party, including contamination of the Company’s water supplies or the water provided to its customers; the Company’s ability to obtain adequate and cost-effective supplies of pipe, equipment (including personal protective equipment), chemicals, electricity, fuel, water and other raw materials and to address or mitigate supply chain constraints impacting the Company’s business operations; the Company’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to acquiring, closing and successfully integrating regulated operations and market-based businesses, the Company’s Military Services Group entering into new contracts, price redeterminations and other agreements and contracts, and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties following the completion of the sale of HOS and the Company’s New York subsidiary; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of the Company’s operations; the Company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the Company’s ability to maintain safe work sites; the Company’s exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers; changes in general economic, political, business and financial market conditions, including without limitation conditions and collateral consequences associated with COVID-19; access to sufficient debt and/or equity capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in inflation or interest rates; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the Company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks or other communications by credit rating agencies with respect to the Company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the Company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of benefit plan assets and liabilities that could increase the Company’s cost and funding requirements; changes in federal or state general, income and other tax laws, including (i) future significant tax legislation; (ii) the availability of, or the Company’s compliance with, the terms of applicable tax credits and tax abatement programs; and (iii) the Company’s ability to utilize its state income tax net operating loss carryforwards; migration of customers into or out of the Company’s service territories; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the Company’s utility subsidiaries, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the Company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges related to the Company’s goodwill or other assets; labor actions, including work stoppages and strikes; the Company’s ability to retain and attract qualified employees; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements American Water makes speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
AWK-IR

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended March 31,
	2022	2021
Operating revenues	$842	$888
Operating expenses:
Operation and maintenance	364	419
Depreciation and amortization	158	157
General taxes	74	83
Total operating expenses, net	596	659
Operating income	246	229
Other income (expense):
Interest expense	(100)	(98)
Interest income	13	—
Non-operating benefit costs, net	19	20
Other, net	15	4
Total other (expense) income	(53)	(74)
Income before income taxes	193	155
Provision for income taxes	35	22
Net income attributable to common shareholders	$158	$133

Basic earnings per share:
Net income attributable to common shareholders	$0.87	$0.73
Diluted earnings per share:
Net income attributable to common shareholders	$0.87	$0.73
Weighted-average common shares outstanding:
Basic	182	181
Diluted	182	182

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31, 2022	December 31, 2021
ASSETS
Property, plant and equipment	$27,781	$27,413
Accumulated depreciation	(6,383)	(6,329)
Property, plant and equipment, net	21,398	21,084
Current assets:
Cash and cash equivalents	75	116
Restricted funds	21	20
Accounts receivable, net of allowance for uncollectible accounts of $72 and $75, respectively	266	271
Unbilled revenues	254	248
Materials and supplies	71	57
Assets held for sale	—	683
Other	166	159
Total current assets	853	1,554
Regulatory and other long-term assets:
Regulatory assets	1,049	1,051
Seller promissory note from the sale of the Homeowner Services Group	720	720
Operating lease right-of-use assets	91	92
Goodwill	1,139	1,139
Postretirement benefit assets	203	193
Other	241	242
Total regulatory and other long-term assets	3,443	3,437
Total assets	$25,694	$26,075

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31, 2022	December 31, 2021
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 187,095,267 and 186,880,413 shares issued, respectively)	$2	$2
Paid-in-capital	6,796	6,781
Retained earnings	1,083	925
Accumulated other comprehensive loss	(44)	(45)
Treasury stock, at cost (5,342,229 and 5,269,324 shares, respectively)	(377)	(365)
Total common shareholders' equity	7,460	7,298
Long-term debt	10,347	10,341
Redeemable preferred stock at redemption value	3	3
Total long-term debt	10,350	10,344
Total capitalization	17,810	17,642
Current liabilities:
Short-term debt	321	584
Current portion of long-term debt	57	57
Accounts payable	175	235
Accrued liabilities	538	701
Accrued taxes	285	176
Accrued interest	102	88
Liabilities related to assets held for sale	—	83
Other	170	217
Total current liabilities	1,648	2,141
Regulatory and other long-term liabilities:
Advances for construction	300	284
Deferred income taxes and investment tax credits	2,381	2,421
Regulatory liabilities	1,577	1,600
Operating lease liabilities	78	80
Accrued pension expense	276	285
Other	175	180
Total regulatory and other long-term liabilities	4,787	4,850
Contributions in aid of construction	1,449	1,442
Commitments and contingencies
Total capitalization and liabilities	$25,694	$26,075

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American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

	For the Twelve Months Ended March 31,
(Dollars in millions)	2022	2021
Total operation and maintenance expenses	$1,723	$1,658
Less:
Operation and maintenance expenses—Market-Based Businesses and Other	403	378
Total operation and maintenance expenses—Regulated Businesses	1,320	1,280
Less:
Regulated purchased water expenses	155	152
Allocation of non-operation and maintenance expenses	29	43
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,136	$1,085

Total operating revenues	$3,881	$3,822
Less:
Operating revenues—Market-Based Businesses and Other	474	532
Total operating revenues—Regulated Businesses	3,407	3,290
Less:
Regulated purchased water revenues (a)	155	152
Revenue reductions from the amortization of EADIT	(102)	(46)
Adjusted operating revenues—Regulated Businesses (ii)	$3,354	$3,184

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	33.9%	34.1%
(a)The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

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